Exhibit 4.1

[SEAL]

CLERK, US. BANKRUPTCY COURT

NORTHERN DISTRICT OF TEXAS

ENTERED

THE DATE OF ENTRY IS ON

THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed May 29, 2020	/s/ Judge Edward L. Morris
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

INTERIM ORDER (A) ESTABLISHING NOTIFICATION AND HEARING PROCEDURES FOR CERTAIN TRANSFERS OF, AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO, EQUITY SECURITIES AND (B) GRANTING RELATED RELIEF

Upon the Debtors’ Emergency Motion for Entry of Interim and Final Orders (A) Establishing Notification and Hearing Procedures for Certain Transfers of, and Claims of Worthlessness with Respect to, Equity Securities and (B) for Related Relief (the “Motion”)2 of Tuesday Morning Corporation, et al. (collectively, the “Debtors”); for the entry of an interim order (this “Order”) (a) establishing notification and hearing procedures that must be satisfied before certain transfers of common stock or declarations of worthlessness of common stock of the Debtors or of any beneficial interest therein are deemed effective, (b) scheduling a final hearing on the Motion (the “Final Hearing”); and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334, and the Order of Reference of Bankruptcy Cases and Proceedings Nunc Pro Tunc, Miscellaneous Rule No. 33 (N.D. Tex. August 3, 1984) (Woodward, H.O.); and consideration of the Motion and the requested relief being a core proceeding pursuant to 28 U.S.C. § 157(b); and it appearing that venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided, and it appearing that no other or further notice need be provided; and the Court having reviewed the Motion; and the Court having held a hearing on the Motion; and all objections, if any, to the Motion have been withdrawn, resolved, or overruled; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor,

1.             The Motion is GRANTED on an interim basis to the extent set forth herein.

2.             The procedures attached as Exhibit 1 hereto (the “Procedures”) are hereby approved.

3.             Any transfer, sale, or declaration of worthlessness with respect to the Equity Securities in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

4.             In the case of any such transfer or sale of Equity Securities in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions specified by the Debtors, to appropriately reflect that such transfer is null and void ab initio.

5.             In the case of any such declaration of worthlessness with respect to Equity Securities in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.

6.             The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.

7.             The requirements set forth in this Interim Order are in addition to the requirements of all applicable laws and do not excuse compliance therewith.

8.             The Debtor shall serve by first class mail, postage prepaid, a notice of the entry of this Interim Order substantially in the form of Exhibit 1F attached hereto (the “Notice of Order”) to (i) the Office of the United States Trustee; (ii) the Debtors’ secured creditors; (iii) those persons who have formally appeared and requested notice and service in these proceedings pursuant to Bankruptcy Rules 2002 and 3017; (iv) counsel for the proposed DIP Agent; (v) counsel for any official committees appointed by this Court; (vi) the 20 largest unsecured creditors of each of the Debtors; (vii) all governmental agencies having a regulatory or statutory interest in these cases; (viii) the Securities and Exchange Commission; (ix) the Internal Revenue Service; (x) all registered holders of Equity Securities in the Debtors; and (xi) the Debtors’ brokers or transfer agents for any Equity Securities through its noticing agent, Epiq.

9.             All brokers or transfer agents for any Equity Securities shall be required to serve the Notice of Order on all holders of Equity Securities (whether registered with such broker or transfer agent or not) that are known by the broker or transfer agent to be in excess of 2,160,474 shares of Equity Securities no later than five business days after being served with the Notice of Order; provided that if any broker or transfer agent provides the Debtors’ undersigned counsel with the names and addresses of all such holders known by such broker or transfer agent to hold in excess of 2,160,474 shares of Equity Securities no later than three business days after being served with the Notice of Order, the Debtors’ undersigned counsel shall be required to serve the Notice of Order on such holders.

10.           All registered holders of Equity Securities shall serve the Notice of Order on any holder for whose account such registered holder holds such Equity in excess of 2,160,474 shares of Common Stock and so on down the chain of ownership for all such holders of Equity Securities in excess of such amounts.

11.           Any entity or broker or agent acting on such entity’s behalf who sells in excess of 480,105 shares of Common Stock (i.e., approximately 1% of outstanding Common Stock) to another entity shall serve a copy of the Notice of Order on such purchaser of such Equity Securities or any broker or agent acting on such purchaser’s behalf.

12.           At least on the first business day of each calendar quarter after the date of the entry of the Interim Order during the Chapter 11 Cases, all brokers or transfer agents for any Equity Securities shall serve the Notice of Order until a Notice of Final Order has been served, and then the Notice of Final Order, on all holders of shares of Common Stock (whether registered with such broker or transfer agent or not) that are known by the broker or transfer agent to be in excess of 2,160,474 shares of Common Stock; provided that if any broker or transfer agent provides the Debtors’ counsel, at the addresses set forth above, with the names and addresses of such holders known by such broker or transfer agent to hold in excess of 2,160,474 shares of Common Stock no later than five business days prior to the expiration of an applicable calendar quarter, the Debtor shall serve the Notice of Final Order on such holders.

13.           A Final Hearing shall be held on June 15, 2020 at 1:30 p.m. (prevailing Central Time). Any objections or responses to entry of the proposed Final Order shall be filed with the Clerk of this Court on or before 4:00 p.m. on June 14, 2020 and served on the following parties: (i) counsel to the Debtors; (ii) counsel to the DIP Agent; (iii) the United States Trustee, and (iv) any official committees appointed in these Chapter 11 Cases.

14.           To the extent necessary, the Court finds and determines that the requirements of Bankruptcy Rule 6003 are satisfied and that the relief requested is necessary to avoid immediate and irreparable harm.

15.           To the extent applicable, the requirements of Bankruptcy Rule 6004(a) are waived.

16.           Notwithstanding Bankruptcy Rule 6004(h), this Interim Order shall be effective and enforceable immediately upon entry hereof.

17.           Any objection to this Interim Order must be filed within twenty-one (21) days after the date of the entry of this Interim Order. If an objection is timely received from the U.S. Trustee, any creditor or party-in-interest, the Debtors shall request a hearing before the Court. If no objection is filed, the Court shall enter a final order substantially in the form of final order attached as Exhibit B to the Motion (such order, a “Final Order”).

18.           Nothing in this Interim Order (a) is intended or shall be deemed to constitute an assumption of any agreement pursuant to Bankruptcy Code § 365 or an admission as to the validity of any claim against the Debtors and their estates, (b) shall impair, prejudice, waive or otherwise affect the rights of the Debtors and their estates with respect to the validity, priority or amount of any claim against the Debtors and their estates, or (c) shall be construed as a promise to pay a claim.

19.           The Debtor is authorized to take all actions necessary to effectuate the relief granted pursuant to this Interim Order in accordance with the Motion.

# # # END OF ORDER # # #

Submitted by:

HAYNES AND BOONE, LLP

Ian T. Peck

State Bar No. 24013306

Stephen M. Pezanosky

State Bar No. 15881850

Jarom J. Yates

State Bar No. 24071134

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: 214.651.5000

Facsimile: 214.651.5940

Email: ian.peck@haynesboone.com

Email: stephen.pezanosky@haynesboone.com

Email: jarom.yates@haynesboone.com

PROPOSED ATTORNEYS FOR DEBTORS

Exhibit 1

Procedures for Transfers of and Declarations of Worthlessness with Respect to Equity Securities

Procedures for Transfers of, and Declarations of Worthlessness

with Respect to, Equity Securities

The following Procedures apply to transfers of Equity Securities:1

(a)	Any person or entity (as defined in Bankruptcy Code § 101(15)) who currently is or becomes a Substantial Shareholder (as such term is defined in paragraph (e) below) must file with the Court, and serve upon counsel to the Debtors, a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures, on or before the later of (i) 30 days after the date of the Notice of Order (as defined herein) and (ii) ten days after becoming a Substantial Shareholder.

(b)	Prior to effectuating any transfer of Equity Securities that would result in an increase in the amount of Equity Securities of which a Substantial Shareholder has Beneficial Ownership (as such term is defined in paragraph (e) below) or would result in a person or an entity becoming a Substantial Shareholder, such person or entity must file with the Court, and serve upon counsel to the Debtors an advance written declaration of the intended transfer of Equity Securities in the form of Exhibit 1B attached to these Procedures (each, a “Declaration of Intent to Purchase, Acquire or Otherwise Accumulate Equity Securities”).

(c)	Prior to effectuating any transfer of Equity Securities that would result in a decrease in the amount of Equity Securities of which a Substantial Shareholder has Beneficial Ownership or would result in a person or an entity ceasing to be a Substantial Shareholder, such Substantial Shareholder must file with the Court, and serve upon counsel to the Debtors an advance written declaration of the intended transfer of Equity Securities in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Sell, Trade, or Otherwise Transfer Equity Securities” and with a Declaration of Intent to Purchase, Acquire or Accumulate Equity Securities, each, a “Declaration of Proposed Transfer”).

(d)	The Debtors shall have 15 calendar days after filing and service of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder an objection to any proposed transfer of Equity Securities described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize the Tax Attributes. If the Debtors or any other party with standing files an objection, such transaction would not be effective unless such objection is withdrawn by the Debtors or such transaction is approved by a final order of the Court that becomes non-appealable. If no party objects within such 15-day period, such transaction may proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 15-day waiting period for each Declaration of Proposed Transfer.

(e)	For purposes of these procedures, (i) a “Substantial Shareholder” is any entity that has Beneficial Ownership of at least approximately 2,160,474 shares of the Debtors’ common stock (representing approximately 4.5% of all issued and outstanding shares); (ii) “Beneficial Ownership” of Equity Securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries; and a person or entity would be considered to beneficially own all shares owned or acquired by any entities it controls), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire (as defined immediately hereafter), and includes all shares that would be treated as beneficially owned by such person or entity for purposes of Section 382 of the Internal Revenue Code (26 U.S.C. §382); and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

1 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

The following Procedures apply to declarations of worthlessness of Equity Securities:

(a)	Any Entity that currently is or becomes a 50-Percent Shareholder must file with the Court and serve by email and first class mail upon the Notice Parties a declaration of such status, substantially in the form of Exhibit 1D attached to these Procedures (each, a “Declaration of Status as a 50-Percent Shareholder”), on or before the later of (i) 30 calendar days after the date of the Notice of Order, and (ii) 10 business days after becoming a 50- Percent Shareholder.

(b)	Fifteen (15) days prior to filing any federal or state tax return or any amendment to such a return that claims any deduction for worthlessness with respect to the Equity Securities for a tax year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve by email and first class mail upon the Notice Parties an advance written declaration substantially in the form of Exhibit 1E attached to these Procedures (each, a “Declaration of Intent to Claim a Worthless Stock Deduction”) of the intended claim of worthlessness.

(c)	The Debtors shall have 15 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such transfer might adversely affect the Debtors’ ability to utilize the Tax Attributes. If the Debtors or any other party with standing files an objection, the filing of the return or amendment with such claim remains ineffective pending a final ruling on the objection (and thereafter in accordance with the ruling and applicable appellate rules and procedures), and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction if the Court ultimately sustains the objection. If no objection is filed and served within such 15 day period, the filing of the return or amendment with such claim will be permitted as set forth in the Declaration of Intent to Claim a Worthless Stock Deduction. If no party objects within such 15-day period, the filing of the return or amendment with such claim may proceed solely as set forth in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns or amendments within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 15-day waiting period for each Declaration of Intent to Claim a Worthless Stock Deduction.

(d)	For purposes of these Procedures a “50-Percent Shareholder” is any entity that at any time since June 30, 2016 has owned Beneficial Ownership of 50 percent or more of any class of Equity Securities (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

The following notice procedures apply to these Procedures:

(a)	The Debtors shall serve by first class mail, postage prepaid, a notice of the entry of this Order substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Order”) to (i) the Office of the United States Trustee; (ii) the Debtors’ secured creditors; (iii) those persons who have formally appeared and requested notice and service in these proceedings pursuant to Bankruptcy Rules 2002 and 3017; (iv) counsel for the proposed DIP Agent; (v) counsel for any official committees appointed by this Court; (vi) the list of the 20 largest unsecured creditors in each of the Debtors’ cases; (vii) all governmental agencies having a regulatory or statutory interest in these cases; (viii) the Securities and Exchange Commission; (ix) the Internal Revenue Service; (x) all registered holders of Equity Securities in the Debtors; and (xi) the Debtors’ brokers or transfer agents for any Equity Securities through its noticing agent, Epiq. Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a revised Notice of Order modified to reflect that the Final Order has been entered (as modified, the “Notice of Final Order”) on the same entities that received the Notice of Order.

(b)	All brokers or transfer agents for any Equity Securities shall be required to serve the Notice of Order on all holders of Equity Securities (whether registered with such broker or transfer agent or not) that are known by the broker or transfer agent to be in excess of 2,160,474 shares of Equity Securities no later than five business days after being served with the Notice of Order or Notice of Final Order, as applicable; provided that if any broker or transfer agent provides the Debtors’ undersigned counsel with the names and addresses of all such holders known by such broker or transfer agent to hold in excess of 2,160,474 shares of Equity Securities no later than three business days after being served with the Notice of Order or Notice of Final Order, as applicable, the Debtors’ undersigned counsel shall be required to serve such Notice of Order or Notice of Final Order on such holders.

(c)	All registered holders of Equity Securities shall serve the Notice of Order or Notice of Final Order, as applicable, on any holder for whose account such registered holder holds such Equity in excess of 2,160,474 shares of Common Stock and so on down the chain of ownership for all such holders of Equity Securities in excess of such amounts.

(d)	Any entity or broker or agent acting on such entity’s behalf who sells in excess of 480,105 shares of Common Stock (i.e., approximately 1% of outstanding Common Stock) to another entity shall serve a copy of the Notice of Order or Notice of Final Order, as applicable, on such purchaser of such Equity Securities or any broker or agent acting on such purchaser’s behalf.

(e)	At least on the first business day of each calendar quarter after the date of the entry of the Interim Order during the Chapter 11 Cases, all brokers or transfer agents for any Equity Securities shall serve the Notice of Order until a Notice of Final Order has been served, and then the Notice of Final Order, on all holders of shares of Common Stock (whether registered with such broker or transfer agent or not) that are known by the broker or transfer agent to be in excess of 2,160,474 shares of Common Stock; provided that if any broker or transfer agent provides the Debtors’ counsel, at the addresses set forth above, with the names and addresses of such holders known by such broker or transfer agent to hold in excess of 2,160,474 shares of Common Stock no later than five business days prior to the expiration of an applicable calendar quarter, the Debtors shall serve the Notice of Order or Notice of Final Order, as applicable, on such holders.

(f)	To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declaration strictly confidential and shall not disclose the contents thereof to any person except to the extent (i) necessary to respond to a petition or objection filed with the Court, (ii) otherwise required by law, or (iii) that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such declarations strictly confidential and shall not disclose the contents thereof to any other person or entity, subject to further Court order. To the extent confidential information is necessary to respond to a petition or objection filed with the Court, such confidential information shall be filed under seal, with a redacted form publicly filed.

Exhibit 1A

Declaration of Status as a Substantial Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the equity securities in Tuesday Morning Corporation, a Delaware corporation (the “Debtor”) or of any beneficial interest therein (the common stock of the Debtor and any beneficial interest therein, including Options (as defined in the Order) to acquire such stock, the “Common Stock” or the “Equity Securities”). The Debtor is a debtor and debtor-in-possession in Case No. 20-31476-HDH-11 pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

PLEASE TAKE FURTHER NOTICE that, as of __________, 2020, the undersigned party has Beneficial Ownership of __________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership or otherwise has Beneficial Ownership of such Equity Securities:

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 For purposes of this Declaration, (i) a “Substantial Shareholder” is any entity that has Beneficial Ownership of at least approximately 2,160,474 shares of the Debtor’s common stock (representing approximately 4.5% of all issued and outstanding shares); (ii) “Beneficial Ownership” of Equity Securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries; and a person or entity would be considered to beneficially own all shares owned or acquired by any entities it controls), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire (as defined immediately hereafter), and includes all shares that would be treated as beneficially owned by such person or entity for purposes of Section 382 of the Internal Revenue Code (26 U.S.C. §382); and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities, this Declaration is being filed with the Court and served upon counsel to the Debtor.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments which purport to be part of this Declaration, are true, correct, and complete.

Respectfully submitted,

(Name of Substantial Shareholder)

By:

Name:

Address:

Telephone:

Facsimile:

Email:

Dated:

Exhibit 1B

Declaration of Intent to Purchase, Acquire, or Otherwise Accumulate Equity Securities

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

DECLARATION OF INTENT TO PURCHASE,

ACQUIRE OR OTHERWISE ACCUMULATE EQUITY SECURITIES

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire or otherwise accumulate one or more shares of the equity securities in Tuesday Morning Corporation, a Delaware corporation (the “Debtor”) or a beneficial interest therein (the common stock of the Debtor and any beneficial interest therein, including Options (as defined in the Order) to acquire such stock, the “Common Stock” or the “Equity Securities”) (the “Proposed Transfer”).

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder2 with the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) and served copies thereof as set forth therein.

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 For purposes of this Declaration, (i) a “Substantial Shareholder” is any entity that has Beneficial Ownership of at least approximately 2,160,474 shares of the Debtor’s common stock (representing approximately 4.5% of all issued and outstanding shares); (ii) “Beneficial Ownership” of Equity Securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries; and a person or entity would be considered to beneficially own all shares owned or acquired by any entities it controls), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire (as defined immediately hereafter), and includes all shares that would be treated as beneficially owned by such person or entity for purposes of Section 382 of the Internal Revenue Code (26 U.S.C. §382); and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _____ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire or otherwise accumulate _____ shares of Common Stock or an Option with respect to_____ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have beneficial ownership of _____ shares of Common Stock after such transfer becomes effective.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities (the “Order”), this Declaration is being filed with the Bankruptcy Court and served upon counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures attached to the Order, including as set forth herein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 15 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors or any other party in interest files an objection, such Proposed Transfer will not be effective unless approved by a final order of the Bankruptcy Court that becomes non-appealable. If the Debtors or any other party in interest do not object within such 15-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party’s purchasing, acquiring or otherwise accumulating additional shares of Equity Securities or an Option with respect thereto will each require an additional notice filed with the Bankruptcy Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments, which purport to be part of this Declaration, are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:

Name:

Address:

Telephone:

Facsimile:

Email:

Dated:

Exhibit 1C

Declaration of Intent to Sell, Trade, or Otherwise Transfer Equity Securities

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

DECLARATION OF INTENT TO SELL,

TRADE OR OTHERWISE TRANSFER EQUITY SECURITIES

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade or otherwise transfer shares of the equity securities in Tuesday Morning Corporation, a Delaware corporation (the “Debtor”) or a beneficial interest therein (the common stock of the Debtor and any beneficial interest therein, including Options (as defined in the Order) to acquire such stock, the “Common Stock” or the “Equity Securities”) (the “Proposed Transfer”).

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder 2 with the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) and served copies thereof as set forth therein.

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 For purposes of this Declaration, (i) a “Substantial Shareholder” is any entity that has Beneficial Ownership of at least approximately 2,160,474 shares of the Debtor’s common stock (representing approximately 4.5% of all issued and outstanding shares); (ii) “Beneficial Ownership” of Equity Securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries; and a person or entity would be considered to beneficially own all shares owned or acquired by any entities it controls), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire (as defined immediately hereafter), and includes all shares that would be treated as beneficially owned by such person or entity for purposes of Section 382 of the Internal Revenue Code (26 U.S.C. §382); and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _____ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer _____ shares of Common Stock or an Option with respect to _____ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _____ shares of Common Stock after the transfer becomes effective.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities (the “Order”), this Declaration is being filed with the Bankruptcy Court and served upon counsel to the Debtor.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures attached to the Order, including as set forth herein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 15 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors or any party in interest files an objection, such Proposed Transfer will not be effective unless approved by a final order of the Bankruptcy Court that becomes non-appealable. If no objection is filed within such 15-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party’s selling, trading or otherwise transferring shares of Equity Securities or an Option with respect thereto will each require an additional notice filed with the Bankruptcy Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments, which purport to be part of this Declaration, are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:

Name:

Address:

Telephone:

Facsimile:

Email:

Dated:

Exhibit 1D

Declaration of Status as a 50-Percent Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the equity securities in Tuesday Morning Corporation, a Delaware corporation (the “Debtor”) or of any beneficial interest therein (the common stock of the Debtor and any beneficial interest therein, including Options (as defined in the Order) to acquire such stock, the “Common Stock” or the “Equity Securities”). The Debtor is a debtor and debtor-in-possession in Case No. 20-____-11-___ - pending in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

PLEASE TAKE FURTHER NOTICE that, as of __________, the undersigned party has Beneficial Ownership of __________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership or otherwise has Beneficial Ownership of such Equity Securities:

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 For purposes of these Procedures a “50-Percent Shareholder” is any entity that at any time since June 30, 2016 has owned Beneficial Ownership of 50 percent or more of any class of Equity Securities (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

Number of Shares [3]	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities, this Declaration is being filed with the Court and served upon counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments which purport to be part of this Declaration, are true, correct, and complete.

3 When filing this document with the Court, you may redact the number of shares. However, such information must be provided in the copy of this document that you serve on the Debtors’ counsel.

Respectfully submitted,

(Name of 50-Percent Shareholder)

By:

Name:

Address:

Telephone:

Facsimile:

Email:

Dated:

Exhibit 1E

Declaration of Intent to Claim a Worthlessness Stock Deduction

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

DECLARATION OF INTENT TO CLAIM A WORTHLESSNESS STOCK DEDUCTION

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of the equity securities in Tuesday Morning Corporation, a Delaware corporation (the “Debtor”) or a beneficial interest therein.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder 2 with the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) and served copies thereof as set forth therein.

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 For purposes of this Declaration, (i) a “Substantial Shareholder” is any entity that has Beneficial Ownership of at least approximately 2,160,474 shares of the Debtor’s common stock (representing approximately 4.5% of all issued and outstanding shares); (ii) “Beneficial Ownership” of Equity Securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries; and a person or entity would be considered to beneficially own all shares owned or acquired by any entities it controls), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire (as defined immediately hereafter), and includes all shares that would be treated as beneficially owned by such person or entity for purposes of Section 382 of the Internal Revenue Code (26 U.S.C. §382); and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________, 2020, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder 3 with the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _____ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that _____ shares 4 of Common Stock became worthless during the tax year ending ______.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Establishing Notification and Hearing Procedures for Transfers of Certain Equity Securities (the “Order”), this Declaration is being filed with the Bankruptcy Court and served upon counsel to the Debtor.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order, the undersigned party acknowledges that it is prohibited from making the Proposed Worthlessness Claim unless and until the undersigned party complies with the Procedures attached to the Order, including as set forth herein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 15 calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors or any party in interest files an objection, such Proposed Worthlessness Claim will not be effective unless approved by a final order of the Bankruptcy Court that becomes non-appealable. If no objection is filed within such 15-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.

3 For purposes of these Procedures a “50-Percent Shareholder” is any entity that at any time since June 30, 2016 has owned Beneficial Ownership of 50 percent or more of any class of Equity Securities (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

4 When filing this document with the Court, you may redact the number of shares. However, such information must be provided in the copy of this document that you serve on the Debtors’ counsel.

PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party with respect to Common Stock in the Debtors will each require an additional notice filed with the Bankruptcy Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments, which purport to be part of this Declaration, are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:

Name:

Address:

Telephone:

Facsimile:

Email:

Dated:

Exhibit 1F

Notice of Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[17] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

NOTICE OF (A) DISCLOSURE PROCEDURES APPLICABLE TO CERTAIN HOLDERS OF EQUITY SECURITIES, (B) DISCLOSURE PROCEDURES FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO CERTAIN HOLDERS OF EQUITY SECURITIES, AND (C) FINAL HEARING ON THE APPLICATION THEREOF

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD EQUITY INTERESTS OF TUESDAY MORNING CORPORATION:

PLEASE TAKE NOTICE THAT on May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation and its debtor affiliates, as debtors and debtors-in-possession in the above-referenced chapter 11 cases (collectively, the “Debtors”), filed petitions for relief with the Court under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). Subject to certain exceptions, Bankruptcy Code § 362 operates as a stay of any act to obtain possession of property of the Debtors’ estates or property from the Debtors’ estates or to exercise control over property of the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE THAT on the Petition Date, the Debtor filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders (A) Establishing Notification and Hearing Procedures for Certain Transfers of, and Claims of Worthlessness with Respect to, Equity Securities and (B) for Related Relief (the “Motion”).

PLEASE TAKE FURTHER NOTICE THAT on May 28, 2020, the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) entered the Interim Order (A) Establishing Notification and Hearing Procedures for Certain Transfers of, and Declarations of Worthlessness with Respect to, Equity Securities and (B) Granting Related Relief (the “Order”), approving the procedures for certain transfers of, or declarations of worthlessness with respect to, the equity securities in the Debtors or a beneficial interest therein (the common stock of the Debtor and any beneficial interest therein, including Options (as defined in the Order) to acquire such stock, the “Common Stock” or the “Equity Securities”), as set forth in Exhibit 1 of the Order (the “Procedures”).18 Copies of the Order and the Procedures may be obtained at https://dm.epiq11.com/TuesdayMorning.

PLEASE TAKE FURTHER NOTICE THAT the final hearing (the “Final Hearing”) on the Motion shall be held on June 15, 2020, at 1:30 p.m., prevailing Central Time. Any objections or responses to entry of the final order shall be filed no later than June 14, 2020, at 4:00 p.m., prevailing Central Time, and served on the following parties:

PLEASE TAKE FURTHER NOTICE THAT the following Procedures apply to transfers of Common Stock or Equity Securities:

(a)   Any person or entity (as defined in Bankruptcy Code § 101(15)) who currently is or becomes a Substantial Shareholder (as such term is defined in paragraph (e) below) must file with the Court, and serve upon counsel to the Debtors, a declaration of such status, substantially in the form of Exhibit 1A attached to the Procedures, on or before the later of (i) 30 days after the date of the Notice of Order (as defined herein) and (ii) ten days after becoming a Substantial Shareholder.

17 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

18 Capitalized terms used in this Notice and not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or Order as applicable.

(b)   Prior to effectuating any transfer of Equity Securities that would result in an increase in the amount of Equity Securities of which a Substantial Shareholder has Beneficial Ownership (as such term is defined in paragraph (e) below) or would result in a person or an entity becoming a Substantial Shareholder, such person or entity must file with the Court, and serve upon counsel to the Debtors an advance written declaration of the intended transfer of Equity Securities in the form of Exhibit 1B attached to the Procedures (each, a “Declaration of Intent to Purchase, Acquire or Otherwise Accumulate Equity Securities”).

(c)   Prior to effectuating any transfer of Equity Securities that would result in a decrease in the amount of Equity Securities of which a Substantial Shareholder has Beneficial Ownership or would result in a person or an entity ceasing to be a Substantial Shareholder, such Substantial Shareholder must file with the Court, and serve upon counsel to the Debtors an advance written declaration of the intended transfer of Equity Securities in the form of Exhibit 1C attached to the Procedures (each, a “Declaration of Intent to Sell, Trade, or Otherwise Transfer Equity Securities” and with a Declaration of Intent to Purchase, Acquire or Accumulate Equity Securities, each, a “Declaration of Proposed Transfer”).

(d)   The Debtors shall have 15 calendar days after filing and service of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder an objection to any proposed transfer of Equity Securities described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize the Tax Attributes. If the Debtors or any other party with standing files an objection, such transaction would not be effective unless such objection is withdrawn by the Debtors or such transaction is approved by a final order of the Court that becomes non-appealable. If no party objects within such 15-day period, such transaction may proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 30-day waiting period for each Declaration of Proposed Transfer.

(e)   For purposes of these procedures, (i) a “Substantial Shareholder” is any entity that has Beneficial Ownership of at least approximately 2,160,474 shares of the Debtors’ common stock (representing approximately 4.5% of all issued and outstanding shares); (ii) “Beneficial Ownership” of Equity Securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries; and a person or entity would be considered to beneficially own all shares owned or acquired by any entities it controls), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire (as defined immediately hereafter), and includes all shares that would be treated as beneficially owned by such person or entity for purposes of Section 382 of the Internal Revenue Code (26 U.S.C. §382); and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE THAT The following Procedures apply to declarations of worthlessness of Equity Securities or Common Stock:

(a)   Any Entity that currently is or becomes a 50-Percent Shareholder must file with the Court and serve by email and first class mail upon the Notice Parties a declaration of such status, substantially in the form of Exhibit 1D attached to the Procedures (each, a “Declaration of Status as a 50-Percent Shareholder”), on or before the later of (i) 30 calendar days after the date of the Notice of Order, and (ii) 10 business days after becoming a 50- Percent Shareholder.

(b)   Fifteen days prior to filing any federal or state tax return or any amendment to such a return that claims any deduction for worthlessness with respect to the Equity Securities for a tax year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve by email and first class mail upon the Notice Parties an advance written declaration substantially in the form of Exhibit 1E attached to the Procedures (each, a “Declaration of Intent to Claim a Worthless Stock Deduction”) of the intended claim of worthlessness.

(c)   The Debtors shall have 15 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such transfer might adversely affect the Debtors’ ability to utilize the Tax Attributes. If the Debtors or any other party with standing files an objection, the filing of the return or amendment with such claim remains ineffective pending a final ruling on the objection (and thereafter in accordance with the ruling and applicable appellate rules and procedures), and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction if the Court ultimately sustains the objection. If no objection is filed and served within such 15 day period, the filing of the return or amendment with such claim will be permitted as set forth in the Declaration of Intent to Claim a Worthless Stock Deduction. If no party objects within such 15-day period, the filing of the return or amendment with such claim may proceed solely as set forth in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns or amendments within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 15-day waiting period for each Declaration of Intent to Claim a Worthless Stock Deduction.

(d)   For purposes of these Procedures a “50-Percent Shareholder” is any entity that at any time since June 30, 2016 has owned Beneficial Ownership of 50 percent or more of any class of Equity Securities (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

PLEASE TAKE FURTHER NOTICE THAT The following notice procedures apply to these Procedures:

(a)   The Debtors shall serve by first class mail, postage prepaid, this notice of the entry of the Order (the “Notice of Order”) to (i) the Office of the United States Trustee; (ii) the Debtors’ secured creditors; (iii) those persons who have formally appeared and requested notice and service in these proceedings pursuant to Bankruptcy Rules 2002 and 3017; (iv) counsel for the proposed DIP Agent; (v) counsel for any official committees appointed by this Court; (vi) the list of the 20 largest unsecured creditors in each of the Debtors cases; (vii) all governmental agencies having a regulatory or statutory interest in these cases; (viii) the Securities and Exchange Commission; (ix) the Internal Revenue Service; (x) all registered holders of Equity Securities in the Debtors; and (xi) the Debtors’ brokers or transfer agents for any Equity Securities through its noticing agent, Epiq. Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a revised Notice of Order modified to reflect that the Final Order has been entered (as modified, the “Notice of Final Order”) on the same entities that received the Notice of Order.

(b)   All brokers or transfer agents for any Equity Securities shall be required to serve the Notice of Order on all holders of Equity Securities (whether registered with such broker or transfer agent or not) that are known by the broker or transfer agent to be in excess of 2,160,474 shares of Equity Securities no later than five business days after being served with the Notice of Order or Notice of Final Order, as applicable; provided that if any broker or transfer agent provides the Debtors’ undersigned counsel with the names and addresses of all such holders known by such broker or transfer agent to hold in excess of 2,160,474 shares of Equity Securities no later than three business days after being served with the Notice of Order or Notice of Final Order, as applicable, the Debtors’ undersigned counsel shall be required to serve such Notice of Order or Notice of Final Order on such holders.

(c)   All registered holders of Equity Securities shall serve the Notice of Order or Notice of Final Order, as applicable, on any holder for whose account such registered holder holds such Equity in excess of 2,160,474 shares of Common Stock and so on down the chain of ownership for all such holders of Equity Securities in excess of such amounts.

(d)   Any entity or broker or agent acting on such entity’s behalf who sells in excess of 480,105 shares of Common Stock (i.e., approximately 1% of outstanding Common Stock) to another entity shall serve a copy of the Notice of Order or Notice of Final Order, as applicable, on such purchaser of such Equity Securities or any broker or agent acting on such purchaser’s behalf.

(e)   At least on the first business day of each calendar quarter after the date of the entry of the Interim Order during the Chapter 11 Cases, all brokers or transfer agents for any Equity Securities shall serve the Notice of Order until a Notice of Final Order has been served, and then the Notice of Final Order, on all holders of shares of Common Stock (whether registered with such broker or transfer agent or not) that are known by the broker or transfer agent to be in excess of 2,160,474 shares of Common Stock; provided that if any broker or transfer agent provides the Debtors’ counsel, at the addresses set forth above, with the names and addresses of such holders known by such broker or transfer agent to hold in excess of 2,160,474 shares of Common Stock no later than five business days prior to the expiration of an applicable calendar quarter, the Debtors shall serve the Notice of Order or Notice of Final Order, as applicable, on such holders.

PLEASE TAKE FURTHER NOTICE THAT to the extent confidential information is required in any declaration described in the Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declaration strictly confidential and shall not disclose the contents thereof to any person except to the extent (i) necessary to respond to a petition or objection filed with the Court, (ii) otherwise required by law, or (iii) that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such declarations strictly confidential and shall not disclose the contents thereof to any other person or entity, subject to further Court order. To the extent confidential information is necessary to respond to a petition or objection filed with the Court, such confidential information shall be filed

PLEASE TAKE FURTHER NOTICE THAT, upon the request of any entity, the Debtors’ undersigned counsel will provide a copy of the Order, the Procedures, and a form of each of the required declarations described above in a reasonable period of time.

PLEASE TAKE FURTHER NOTICE THAT FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PROVISIONS OF BANKRUPTCY CODE § 362.

PLEASE TAKE FURTHER NOTICE THAT ANY PROHIBITED PURCHASE, SALE, TRADE, OR OTHER TRANSFER OF EQUITY SECURITIES OR COMMON STOCK IN THE DEBTOR OR OPTION WITH RESPECT THERETO IN VIOLATION OF THE ORDER SHALL BE NULL AND VOID AB INITIO AND MAY BE PUNISHED BY CONTEMPT OR OTHER SANCTIONS IMPOSED BY THE BANKRUPTCY COURT.

PLEASE TAKE FURTHER NOTICE THAT the requirements set forth in this Notice are in addition to the requirements of applicable law and do not excuse compliance therewith.

RESPECTFULLY SUBMITTED this 29th day of May, 2020.

HAYNES AND BOONE, LLP

By:	/s/ Ian T. Peck

Ian T. Peck
State Bar No. 24013306
Stephen M. Pezanosky
State Bar No. 15881850
Jarom J. Yates
State Bar No. 24071134
HAYNES AND BOONE, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Telephone: 214.651.5000
Facsimile: 214.651.5940
Email: ian.peck@haynesboone.com
Email: stephen.pezanosky@haynesboone.com
Email: jarom.yates@haynesboone.com
PROPOSED ATTORNEYS FOR DEBTORS